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                         INSIGNIA FINANCIAL GROUP, INC.

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of July 24, 2002 (this "Agreement"), by and between Insignia Financial Group, Inc. (the "Company") and Geoffrey P. Wharton (the "Executive").

                              Preliminary Statement

     The purpose of this Agreement is to evidence the grant of an option to purchase common stock of the Company to the Executive, who is a key employee of the Company. The general purpose of the grant is to promote the interests of the Company and its stockholders by inducing the Executive's entering into an employment agreement with the Company.

     The Board of Directors and the Compensation Committee of the Board of Directors of the Company (the "Committee") have authorized the granting to the Executive of a non-qualified option (the "Option") to purchase the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth below. The Committee shall have the authority to administer and interpret the terms of this Agreement.

     Accordingly, the parties hereto agree as follows:

     1. Grant of Option. Subject in all respects to the terms and conditions set forth herein, the Executive is hereby granted a non-qualified option to purchase from the Company up to 150,000 shares of Common Stock at a price per share of $10.00 (the "Exercise Price"). This Agreement shall be numbered and registered on the books of the Company.

     2. Exercise. (a) The Option shall become exercisable in five annual installments of 30,000 shares each on the twenty-third day of July (the "Vesting Date") in each year commencing July 23, 2003, and continuing through July 23, 2007, provided that no such installment shall vest unless the Executive continues to be employed by the Company on the applicable Vesting Date.

         (b) There shall be no proportionate or partial vesting in the periods prior to each Vesting Date. Notwithstanding the foregoing, if there is a Change in Control Event (as defined below) during the first three years of this Agreement (the "Three Year Period") and (x) the Executive thereafter remains an employee of the Company pursuant to his employment agreement through the end of the Three Year Period or (y) Executive's employment is thereafter (during the Three Year Period) terminated as a result of a Termination Without Cause (as defined in the Executive's employment agreement), all then unvested portions of the Option shall become fully vested and exercisable. In the event of a Death Termination Event, a Disability Termination Event or a Termination Without Cause (each as defined in the Executive's employment agreement), the Option will continue to vest as though the Executive were still employed by the Company. A "Change in

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Control Event" shall occur if Andrew L. Farkas ceases to be the Chairman and/or
Chief Executive Officer of the direct or indirect parent of the Company or of the Company itself.

         (c) The Executive may exercise the Option in whole or in part at any time and from time to time prior to the expiration of the Option as provided herein by serving written notice of such exercise on the Committee accompanied by payment in full of the aggregate Exercise Price. The Company will not be under obligation to deliver to the Executive any Common Stock unless and until all legal matters in connection with the issuance and delivery of the Common Stock have been approved by the Company's counsel. Payment of the aggregate Exercise Price shall be made in a manner acceptable to the Committee, in its sole discretion, and payment shall generally be made in cash or in shares of Common Stock which the Executive has owned for at least six months (and for which the Executive has good title free and clear of any liens and encumbrances) based on the fair market value of the Common Stock on the payment date as determined by the Committee (or any combination thereof) against delivery of the shares of Common Stock.

         (d) The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Option. If any fractional share of Common Stock would, except for this provision, be issuable upon the exercise of the Option, the Company shall pay an amount in cash equal to the current fair market value of such fractional share of Common Stock.

     3. Option Term. (a)Unless terminated earlier as provided below, the Option shall expire five years and six months after the grant of the option.

         (b) In the event of the termination of the Executive's employment with the Company because of the Executive's voluntary termination, the Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such termination or (ii) the expiration of the stated term of the Option.

         (c) In the event of the termination of the Executive's employment with the Company because of the Executive's Termination For Cause (as defined in the Executive's employment agreement) or in the event of the Executive's voluntary termination within ninety (90) days after an event that would be grounds for a Termination For Cause, the Executive's entire Option (whether or not vested) shall be forfeited and canceled in its entirety upon such termination.

     4. Reservation of Shares. The Company shall at all times reserve a number of authorized but unissued shares of Common Stock equal to the maximum number of shares of Common Stock that may be subject to the Option.

     5. Restriction on Transfer of Option. The Option is not transferable other than by will or under the applicable laws of descent and distribution. During the lifetime of the Executive, the Option may be exercised only by the Executive or the Executive's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate


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the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

     6. Rights as a Stockholder. The Executive shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until the Executive shall have become the holder of record of the shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock.

     7. No Obligation to Continue Employment. This Agreement does not guarantee that the Company will employ the Executive for any specific time period, nor does it modify in any respect the Company's right to terminate or modify the Executive's employment or compensation.

     8. Effectiveness of the Agreement. This Agreement is effective as of the date first set forth above.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     10. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

         If to the Company, to:

              Insignia Financial Group, Inc.
              200 Park Avenue
              New York, New York 10166
              Attn:  General Counsel

          If to the Executive, to:

              the address indicated after his signature at the end of this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       INSIGNIA FINANCIAL GROUP, INC.



                                       By: /s/ Adam B. Gilbert
                                          -----------------------------
                                               EVP


                                       EXECUTIVE


                                       By: /s/ Geoffrey P. Wharton
                                          -----------------------------
                                       Name: Geoffrey P. Wharton



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